UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 30, 2021

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive,

Suite 400

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	HTBX	The Nasdaq Stock Market (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2021, the Board of Directors (the “Board”) of Heat Biologics, Inc. (the “Company”), rescinded and cancelled a portion of a stock option award to purchase 393,761 shares of common stock (the “Initial Option”) previously awarded on December 13, 2021 under the Company’s 2018 Stock Incentive Plan, as amended (the “Plan”) to Jeff Wolf, the Company’s President and Chief Executive Officer, such that as a result of the rescission and cancellation, a maximum of 161,774 shares of common stock may be issued upon exercise of the Initial Option.

The Board also approved an increase of 750,000 shares of common stock available for issuances of awards under the Plan, subject to approval of the Company’s stockholders, and issued a new award to Mr. Wolf (the “New Award”) under the Plan in an amount equal to the cancelled portion of the Initial Option with substantially similar terms to the Initial Option.

The New Award is a ten-year option to purchase 231,987 shares of common stock, at an exercise price of $4.065 (the greater of the exercise price per share of the Initial Award and the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of the grant of the New Award), all of which vests on the two-year anniversary of the date of grant, and is subject to forfeiture in the event that the increase in the number of shares of common stock available for grant under the Plan as described above is not adopted by the Company’s stockholders prior to the vesting date.

The Board also rescinded and cancelled the entire stock option award to purchase 32,467, 32,467 and 129,820 shares of common stock (the “Initial Director Options”) previously awarded on December 13, 2021 under the Plan to John Monahan, Edward Smith and John Prendergast, the Company’s independent directors, and issued to each of John Monahan, Edward Smith and John Prendergast a new award option under the Plan, in an amount equal to the cancelled portion of the Initial Director Options with substantially similar terms to the Initial Option.

A copy of each of the new form of incentive stock option agreement and the new non-statutory stock option agreement is filed as Exhibit 10.1 and 10.2, respectively to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Form of New Incentive Option Agreement for awards subject to forfeiture
10.2	Form of New Non-Statutory Stock Option Agreement for awards subject to forfeiture
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2022	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer